SUBSCRIPTION AGREEMENT

The Vermont Teddy Bear Co., Inc.
2236 Shelburne Road
P.O. Box 965
Shelburne, Vermont 05482

Ladies and Gentlemen:

     The undersigned, intending to be legally bound, hereby subscribes to purchase the number of Units indicated below at a purchase price per unit equal to the Closing Price one day prior to the Closing Date, discounted as follows:

                Discount:                   Closing Price:
                ---------                   --------------

                $0.25                       up to $3.375
                $0.50                       over $3.375 to $4.00
                $0.625                      above $4.00

for a total purchase price of $________, in accordance with the terms of this Subscription Agreement ("Subscription Agreement"). For purposes of this Subscription Agreement, the Closing Price shall mean the average of (a) the average of all bona fide trades of the Company's Common Stock effected on NASDAQ on the day one day prior to the Closing Date; provided, however, if no trades were effected during such day, trades effected during the next preceding day during which trades were effected shall be used, and (b) the average of (i) the highest quoted bid price by a market-maker in the Company's Common Stock and
(ii) the lowest quoted ask price by a market-maker in the Company's Common Stock, in each case as of the close of trading on the day one day prior to the Closing Date. This subscription is irrevocable, but may be rejected by The Vermont Teddy Bear Co., Inc. (the "Company") in its sole discretion.


                                    SECTION 1
                         Authorization and Sale of Units

     1.1 Authorization. The Company shall authorize and issue a sufficient number of Units so that the purchase price of all of the Units authorized and issued shall be a minimum of $450,000 and a maximum of $750,000, provided that the issuance of any Units that would cause the aggregate purchase price of all Units issued to exceed $500,000 shall be at the Company's sole discretion. Each Unit shall consist of (i) one share of the Company's Series B Convertible Preferred Stock (the "Preferred Stock") and (ii) a three year warrant (the "Warrant") to purchase one share of the Company's Common Stock, par value $0.05 (the "Common Stock") at an exercise price equal to the lesser of (i) $2.50 or
(ii) the Closing Price minus $0.25. The Preferred Stock shall have the rights and preferences as set forth in the Amendment to the Company's Certificate of Incorporation, attached hereto as Exhibit A. The form of the Warrant is attached hereto as Exhibit B. The shares of Common Stock into which the Preferred Stock will be convertible and which may be purchased upon exercise of the Warrant shall be referred to as the "Conversion Stock."

     1.2 Sale of the Units. Subject to the terms and conditions of this Subscription Agreement, the Company shall issue and sell, and the undersigned shall purchase, _________ (___) Units, for a total purchase price of ________________ Dollars ($________). The number of Units to be purchased is equal to the undersigned's total purchase price divided by the price per Unit, as defined above.


                                    SECTION 2
                                     Closing

     2.1 Closing Date. The closing of the purchase and sale of a minimum of the Units having an aggregate purchase price of $450,000 or greater shall be held at the offices of the Company at 12:00 p.m., on June 28, 1996 (the "Closing") or at such other time as the Company and the undersigned shall agree (the "Closing Date"). The closing of the purchase and sale of the remaining Units subscribed for and accepted by the Company pursuant to Section 1.1 shall be held on or before July 12, 1996.

     2.2 Delivery. At the Closing the Company shall deliver to the undersigned a certificate or certificates of Preferred Stock and a Warrant, registered in the undersigned's name, representing the number of whole Units purchased by the undersigned against payment of the purchase price therefor, by check payable to the Company or wire transfer per the Company's instructions. Any excess purchase price shall be returned to the undersigned.


                                    SECTION 3
                  Undersigned's Representations and Warranties

     3.1 Accredited Investor. The undersigned represents and warrants that he or she is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933 (the "1933 Act"). Specifically, the undersigned is (check appropriate items):

          a. A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration Company under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          b. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          c. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Units offered, with total assets in excess of $5,000,000.

          d. A director or executive officer of the Company.

          e. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.

          f. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

          g. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Act (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

          h. An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the undersigned must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

     3.2 Investment Intent. The undersigned is acquiring the Units and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The undersigned understands that the Preferred Stock, Warrants and Conversion Stock have not been, and will not be, registered under the 1933 Act (except in accordance with Section 7 of this Subscription Agreement) by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the undersigned's representations as expressed herein and in the Suitability Questionnaire, attached hereto as Exhibit C.

     3.3 Restricted Securities. The undersigned acknowledges that the Preferred Stock, Warrants and the Conversion Stock must be held indefinitely unless subsequently registered under the 1933 Act, or unless an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the 1933 Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     3.4 No Public Market. The undersigned understands and acknowledges that no public market exists for the Preferred Stock or the Warrants to be issued by the Company and that the Company has made no assurances that a public market will ever exist for the Preferred Stock or the Warrants.

     3.5 Access to Information. The undersigned acknowledges that he has received and reviewed the Company's Prospectus, issued in connection with the Company's initial public offering in 1993 (the "IPO"), and all of the Company's Annual Reports to Shareholders, Proxy Statements, Forms 10-QSB and 10-KSB sent to shareholders or filed with the Securities and Exchange Commission since the IPO, and its Business Plan, and that the undersigned has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. The undersigned has also had an opportunity to ask questions of and receive answers from the Company's officers.

     3.6 Authorization. This Subscription Agreement when executed and delivered by the undersigned shall constitute a valid and legally binding obligation of the undersigned, enforceable in accordance with its terms.

     3.7 Indemnification. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties contained in this Section, and agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty made by the undersigned.

     3.8 Survival. The undersigned acknowledges that the representations, warranties and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the Closing.


                                    SECTION 4
                    Company's Representations and Warranties

     4.1 Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in the State of Vermont.

     4.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this agreement, to sell and issue the Units hereunder, to issue the Conversion Stock upon conversion of the Preferred Stock and/or exercise of the Warrants, and to carry out and perform its obligations under the terms of this Agreement.

     4.3 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Units and the Conversion Stock and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Units, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in Exhibits A and B, attached hereto; the Conversion Stock have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and the Units and Conversion Stock will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. Issuance of the Units is not subject to any preemptive rights or rights of first refusal.

     4.4 Capitalization and Voting Rights. As of the Closing Date, the authorized capital of the Company consists of:

          (i) Preferred Stock. One Million (1,000,000) shares of Preferred Stock (the "Preferred Stock"), Ninety (90) of which shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and all of which have been issued. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Company's Certificate of Incorporation. Three Hundred Seventy-Five Thousand (375,000) shares of Preferred Stock have been designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") and a portion of which, as determined in
               Section 1 of this Agreement, will be issued pursuant to this Agreement. The rights, privileges and preferences of the Series B Preferred Stock will be as stated in the Company's Amended and Restated Certificate of Incorporation, attached hereto as Exhibit
               A. The remaining shares of preferred stock are undesignated.

          (ii) Common Stock. Twenty Million (20,000,000) shares of common stock ("Common Stock"), of which 5,160,750 shares are issued and outstanding.

     4.5 Governing Documents. Except for amendments necessary to satisfy the representations and warranties or conditions contained herein, the Restated Certificate of Incorporation and Bylaws of the Company are in the form attached as Schedule 4.5.

     4.6 Financial Statements. The Company has delivered to the undersigned its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1994 and for the fiscal year then ended, at June 30, 1995, and for the transition period then ended, and its unaudited financial statements (balance sheet and profit and loss statement) as at and for the nine-month period ended March 31, 1996 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1996, and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. There has been no material adverse change since March 31, 1996, in the business, operations, assets, prospects or condition (financial or otherwise) of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     4.7 No Violation or Defaults. As of the Closing Date, the Company is not in violation or default of any provision of its Restated Certificate of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, of any provision of any federal or state statute, rule or regulation applicable to the Company which violation would have a material effect on the Company's operations or business. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

     4.8 Broker's Fees. Except for a finders fee payable to Equinox Ventures, Inc., to consist of (i) a cash payment equal to 5% of the total aggregate purchase price of the Units purchased at the Closing and (ii) a Warrant for the purchase of the number of shares of the Company's Common Stock equal to the Cash Payment divided by the purchase price per Unit, the Company is not liable for, nor is it aware of, any broker's fee or other compensation payable in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the undersigned harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or deemed payable in connection with the transactions contemplated by this Agreement.

     4.9 Absence of Undisclosed Liabilities. Except as disclosed in information furnished pursuant to Section 3.5, the financial statements referred to in
Section 4.6 hereof, or arising in the ordinary course of business and for obligations created pursuant to this Agreement, as of the Closing Date, the Company will have no material liabilities and will be subject to no material obligations under any contract or commitment of any kind.

     4.10 Litigation. As of the Closing Date, there is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated by this Agreement, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     4.11 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of Form D with the Securities and Exchange Commission and the waiver of the application of 9 V.S.A. [SECTION] 4204a(a)(9) by the Commissioner of the Vermont Department of Banking, Insurance & Securities, which waiver has been granted.

     4.12 Trademark, Licenses. The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, licenses and processes necessary for its business as now conducted and as proposed to be conducted without, to the best of the Company's knowledge, any conflict with or infringement of the rights of others; provided, however, that the Company has entered into a collateral assignment of its pending and registered trademarks (the "Trademarks") to the Vermont National Bank ("VNB"), in connection with VNB's term loan of $3,500,000 and revolving line of credit in the maximum amount of $1,000,000. Pursuant to this collateral assignment, the Company has an exclusive, nontransferable license to use the Trademarks and a license to grant sublicenses with respect to the Trademarks. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

     4.13 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, except that the Company owns all of the stock in VTB Marketing, Inc., a Vermont corporation, which currently has minimal capital and no operations. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     4.14 Title to Properties, Liens and Encumbrances. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     4.15 Environmental Compliance. As of the Closing Date, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation would have a materially adverse effect on the Company's business or operations, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     4.16 Exempt Offering. Subject in part to the truth and accuracy of the undersigned's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Units and Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company has complied with and will comply with all applicable state "blue sky" laws in connection with the offer, sale and issuance of the Units and the Conversion Stock.

     4.17 Disclosure. The Company has fully provided the undersigned with all the information that he has requested for deciding whether to purchase the Units. The information furnished to the undersigned pursuant to Section 3.5 is true and correct and discloses all information required to be disclosed by applicable securities law. Neither this Agreement, nor any other information, statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

     4.18 Agreement Affecting Capital Stock. As of the Closing Date, the Company is not a party to any agreements affecting its Capital Stock, with the exception of (i) an agreement by and between the Company and the holder of all of the Ninety (90) shares of the Series A Preferred Stock (the "Series A Holder"), by which Agreement the Series A Holder has agreed to forego her cumulated dividends through June 30, 1996, in exchange for a warrant for the purchase of 43,826.087 shares of the Company's Common Stock at a purchase price of $2.875 per share,
(ii) the Company's Incentive Stock Option Plan, and (iii) a warrant for the purchase of up to 20,000 shares of the Company's Common Stock at a purchase price of $3.375 per share, held by Green Mountain Capital, Ltd. A description of the options currently issued and outstanding under the Company's Incentive Stock Option Plan is attached as Schedule 4.18.


                                    SECTION 5
                               Company's Covenant

     5.1 Protective Covenant. The Company hereby agrees not to authorize or issue any additional shares of Series A Preferred Stock or the Preferred Stock or any other series of preferred stock that would have rights or preferences at parity with or superior to the Preferred Stock as to redemption rights, dividends or distribution of assets in liquidation, or to otherwise alter or amend any of the rights or privileges of the Preferred Stock without first obtaining the written approval of at least Sixty Percent (60%) of the holders of the Preferred Stock.

     5.2 Information Rights. The Company shall provide the undersigned with all reports, including financial statements, sent to holders of the Common Stock and/or the Company's Series A Preferred Stock, by mailing such information to the undersigned on the same date that such information is mailed to any other shareholder of the Company.


                                    SECTION 6
                         Company's Conditions to Closing

     The Company's obligation to issue and sell on the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 Minimum Investment. There shall be subscriptions for a sufficient number of Units having an aggregate purchase price of not less than $450,000.

     6.2 Representations. The representations made by the undersigned in Section 3 of the Subscription Agreement shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.3 Suitability Questionnaire. The undersigned shall have executed and delivered to the Company a Suitability Questionnaire, acceptable to counsel for the Company.

     6.4 Compliance with Federal and State Securities Laws. The Company shall have obtained all permits and qualifications required by the any state or federal government for the offer and sale of the Units and the Conversion Shares, or shall have the availability of exemptions therefrom. Upon sale of the Units, the Company shall file a Form D with the United States Securities and Exchange Commission in a timely manner.

     6.5 Amended Certificate of Incorporation. The Company shall have filed an Amended Certificate of Incorporation in the form of Exhibit A, attached hereto, with the New York Department of State, pursuant to Section 805 of the New York Business Corporation Law.

     6.6 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.


                                    SECTION 7
                       Undersigned's Conditions to Closing

     The undersigned's obligation to purchase the Units on the Closing Date is, at the option of the undersigned, subject to the fulfillment as of the Closing Date of the following conditions:

     7.1 Representations. The representations made by the Company in Section 4 of the Subscription Agreement shall be true and correct when made, and shall be true and correct on the Closing Date. The Company shall deliver to the undersigned at the Closing an officer's certificate acknowledging that the representations by the Company in Section 4 are true and correct.

     7.2 Certified Documents. The Company shall deliver to the undersigned at the Closing copies of resolutions of the Company's Board of Directors authorizing the issuance of the Units and the Conversion Shares and the execution of this Agreement, the Company's Certificate of Incorporation and Bylaws, an incumbency certificate regarding the Company's officers, all certified by the Company's Secretary and Certificates of Good Standing from the Secretary of State of New York and Vermont.

     7.3 Opinion of Counsel. The Company shall deliver to the undersigned at the Closing a copy of the opinion of Dinse, Erdmann, Knapp & McAndrew, P.C., counsel to the Company, substantially in the form attached hereto as Exhibit D.


                                    SECTION 8
         Restrictions on Transferability; Compliance with the 1933 Act;
                               Registration Rights

     8.1 Restrictions on Transferability. The Preferred Stock, Warrants or Conversion Stock (the "Restricted Securities") shall not be sold, assigned, transferred or pledged except in accordance with the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the 1933 Act. The undersigned will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred Stock, Warrants or Conversion Stock of the undersigned to agree to take and hold such securities subject to the provisions and conditions of this Section 8.

     8.2 Restrictive Legend. Each certificate representing (i) the Preferred Stock, (ii) the Warrants, and (iii) the Conversion Stock, and (iv) any other securities issued in respect of the Preferred Stock or Warrants upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 8.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION OR ITS TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     The undersigned consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock, Warrants or Conversion Stock in order to implement the restrictions on transfer established in this Section 8. Upon registration of the Conversion Stock and the request of the undersigned, the Company shall authorize the removal of the restrictive legend from the certificates of stock representing the Conversion Stock registered, and shall provide its transfer agent with any opinion of counsel necessary to effect the removal of the restrictive legend.

     8.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 8.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than
(i) transfers not involving a change in beneficial ownership or (ii) transactions involving the distribution without consideration of Restricted Securities by the undersigned to any of its partners, or retired partners, or to the estate of any of its partners or retired partners), unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the 1933 Act, or (ii) a "no action " letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the 1933 Act.

     8.4 Requested Registration. The holders of the Units shall be entitled to two (2) demand registrations as follows: (i) the holders of at least sixty percent (60%) of the Preferred Stock, or Conversion Stock into which the Preferred Stock is convertible, or has been converted, may request one (1) resale registration of the Conversion Stock; and (ii) the holders of at least sixty percent (60%) of the Warrants, or Conversion Stock which may be, or has been, purchased upon exercise of the Warrants, may request one (1) resale registration of the Conversion Stock. Upon receipt by the Company of a proper request of at least sixty percent (60%) of the holders of the Preferred Stock or the Warrants, and the Conversion Stock, as the case may be (the "Holders"), the Company will:

          a. promptly give notice of the proposed registration to all of the Holders, who shall then have twenty (20) days to notify the Company in writing of their interest in participating in the registration; provided that any Holders who fail or decline to participate in the resale registrations provided under this Section 8.4 shall not have a right to request any additional resale registrations; and

          b. as soon as practicable, the Company shall effect a resale registration of all of the Conversion Stock (including, without limitation, appropriate compliance with applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of the Conversion Stock; provided, however that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 8.4:

               (i) Prior to twelve (12) months or later than seventy-two (72) months after the issuance of the Units; or

               (ii) If the Company shall furnish to the requesting shareholders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to register under this Section 8.4 shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the requesting shareholders.

     The Holders shall be entitled to request registration only once in connection with the Conversion Stock underlying the Preferred Stock, and only once in connection with the Conversion Stock underlying the Warrants, and any Holders that do not join in the demand registrations shall have no further right to registration, except for the piggyback registration rights described in
Section 8.5 below.

     8.5 Company Registration.

          a. Notice of Registration. If at any time, or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i) promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Conversion Stock specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

          b. Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Conversion Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Conversion Stock to be included in such registration. The Company shall so advise all Holders and the numbers of shares of Conversion Stock that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Conversion Stock held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to this Section 8.5 and to the extent that the amount of Conversion Stock otherwise includible in such registration statement would not thereby be diminished.

          c. Right to Terminate Registration. The company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     8.6 Limitations on Subsequent Registration Rights. From and after the Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

     8.7 Expenses of Registration. All Registration Expenses, except for Selling Expenses relating to securities registered on behalf of the Holders, incurred in connection with (i) two (2) registrations pursuant to Section 8.4, and (ii) all registrations pursuant to Section 8.5, shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. "Registration Expenses" shall include all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses, including counsel fees, incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars. "Selling Expenses" shall include all underwriting discounts and selling commissions applicable to the registration and sale of any securities held by the Holders.

     8.8 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          a. Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for at least ninety (90) days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the Commission under the Securities Act;

          b. Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

          c. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          d. Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          e. Notify the Holders (or if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          f. Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          g. Prepare and file with the Commission promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of the Conversion Stock by such Holders;

          h. Prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

          i. In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the 1933 Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectuses as may be necessary to permit compliance with the requirements of the 1933 Act;

          j. Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          k. At the request of any such Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion, dated each such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent the Company's accounting firm is willing to do so, a letter dated each such date, from the independent public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent public accountants within the meaning of the 1933 Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request.

     8.9  Information  by Holder.  The Holder or  Holders  of  Conversion  Stock
included in any registration shall furnish the Company such information regarding such Holder or Holders, the Conversion Stock held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted Purchasers under Sections 8.4 and 8.5 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of the Units or Conversion Stock by the undersigned provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires all of the Units and/or Conversion Stock (appropriately adjusted for Recapitalizations) held by the transferor. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner of the undersigned, without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

     8.11 Indemnification. In the event any Conversion Shares are included in a registration statement under this Section 8:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided however, that the indemnity agreement contained in this subsection 8.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such if holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8.11(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the, indemnity agreement contained in this subsection 8.l1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 8.11(b) exceed the gross proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
               8.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.11.

          (d) If the indemnification provided for in this Section 8.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The  obligations  of the Company and Holders  under this  Section
               8.11 shall survive the completion of any offering of Conversion Shares in a registration statement under this Section 8, and otherwise.


                                    SECTION 9
             Preferred Stock Conversion and Warrant Exercise Rights

     The holders of the Preferred Stock and the Warrants shall have conversion and exercise rights as described in the Company's Amdended Certificate of Incorporation, attached hereto as Exhibit A, and the form of Warrant, as attached hereto as Exhibit B, respectively.


                                   SECTION 10
              Right to Participate in Subsequent Private Placements

     In the event that the Company shall make any private offering of securities subsequent to the offering contemplated by this Subscription Agreement, the Company shall provide the undersigned with at least thirty (30) days written notice of the offering and shall, thereby, provide the undersigned the opportunity to participate, on the same terms and conditions, in any such offering, provided such participation will not interfere with the Company's ability to proceed with such offering. The undersigned shall have ten (10) days from the date of the Company's notice to indicate in writing whether he desires to participate in the offering and the dollar amount of his desired investment or the number of securities that he desires to purchase. In the event that any such offering is oversubscribed as a result of this participation right, the Holders shall be entitled to participate in the offering on a pro rata basis in proportion to their indicated degree of desired participation.


                                   SECTION 11
                                    Expenses

     The Company shall be responsible for, and shall pay, all expenses related to this private placement of the Units and the subsequent issuance of the Conversion Shares, including the reasonable out-of-pocket costs incurred by the purchasers of the Units, including the legal fees of a law firm acting as special counsel retained by one or more of the purchasers on behalf of all of the purchasers, up to $5,000 (or up to $7,500 upon mutual agreement of the parties and upon advance notice of the status of such expenses).


                                   SECTION 12
                                  Miscellaneous

     12.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Vermont.

     12.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the undersigned and the closing of the transactions contemplated hereby.

     12.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the undersigned to purchase the Units shall not be assignable without the consent of the Company.

     12.4 Entire Agreement: Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     12.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail postage prepaid or otherwise delivered by hand or by messenger, addressed (a) if to the undersigned at:

                           ---------------------------

                           ---------------------------

     with a copy to:     H. Kenneth Merritt, Esq.

                         Merritt & Merritt
                         112 Lake Street
                         P.O. Box 5839
                         Burlington, Vermont 05402-5839

or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Units or Conversion Stock, at such address as such holder shall have furnished the Company in writing, or until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares or Conversion Stock who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers

     with a copy to:     Spencer R. Knapp, Esq.
                         Dinse, Erdmann, Knapp & McAndrew, P.C.
                         209 Battery Street
                         P.O. Box 988
                         Burlington, Vermont 05402-0988.

     Each such notice or other communication shall, for all purposes of this Agreement, be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     12.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     DATED at __________________, Vermont, this _____ day of June, 1996.


                                        ________________________________________
                                        (Signature)


                                        ________________________________________
                                        (Please print name)


ACCEPTED BY:
THE VERMONT TEDDY BEAR CO., INC.



By: __________________________________
         Its Duly Authorized Agent

                                    EXHIBIT A

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                            SUITABILITY QUESTIONNAIRE

                                    EXHIBIT D

                            FORM OF OPINION OF DEK&M